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FIRST
TOWN                                        Peter R. Norden
MORTGAGE                                       President
CORPORATION


				  January 19, 1996



Arthur Andersen LLP
133 Peachtree Street
Atlanta, Georgia 30303

Dear Sirs:

As of and for the year ended November 30, 1995, First Town Mortgage Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, First Town Mortgage Corporation had in effect a fidelity bond and errors and omissions policy in the amount of $2,275,000.


Very truly yours,


				  /s/ Peter R. Norden
				  Peter R. Norden
				  President


				  /s/ Martin J. Levine
				  Martin J. Levine
				  Executive Vice President


PRN/MJL/jr
andersen


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